                                                                   EXHIBIT (b) 3

PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995

- -------------------------------------------------------------------------------

                                                                   (6)
                                                             World & Public     International       International
                                              PhoneTel          Telephone         Payphones           Payphones
                                            Technologies       As Adjusted      South Carolina        Tennessee

                                          -----------------  ----------------  -----------------  ------------------
REVENUES:

       Coin calls and non-coin                 $18,587,862        $8,015,757         $3,360,596          $1,194,621
       Other                                       130,121           242,481                  -                   -
                                          -----------------  ----------------  -----------------  ------------------

                                                18,717,983         8,258,238          3,360,596           1,194,621
                                          -----------------  ----------------  -----------------  ------------------
OPERATING EXPENSES:

       Line & transmission charges               5,475,699         3,241,970            983,204             608,061
       Location commissions                      3,467,626           782,187            615,527                   -
       Other operating expenses                  5,310,262           338,071            709,281                   -
       Depreciation & amortization               4,383,049         6,076,711            451,929              91,174
       Selling, general & administrative         3,200,742         1,012,644            479,083             471,854
       Contractual settlements &
          restructuring charges                  2,169,503                 -                  -                   -
                                          -----------------  ----------------  -----------------  ------------------
                                                24,006,881        11,451,583          3,239,024           1,171,089
                                          -----------------  ----------------  -----------------  ------------------

          (Loss) income from operations         (5,288,898)       (3,193,345)           121,572              23,532

   Other income (expense)                                -          (321,923)               733                 916
   Interest expense                               (781,808)         (895,644)          (149,248)                  -
   Interest expense - accretion of debt            (55,103)                -                  -                   -
   Interest income                                  16,112             4,205                  -                 666
                                          -----------------  ----------------  -----------------  ------------------

(Loss) income before income taxes
       and extraordinary item                   (6,109,697)       (4,406,707)           (26,943)             25,114

   Income taxes                                          -                 -             35,800               2,300

                                          -----------------  ----------------  -----------------  ------------------
(LOSS) INCOME BEFORE
       EXTRAORDINARY ITEM                      ($6,109,697)      ($4,406,707)          ($62,743)            $22,814
                                          =================  ================  =================  ==================

Earnings per share calculation:
   Preferred dividend payable in cash             (309,668)         (530,534)                 -                   -
   Preferred dividend payable in kind                    -                 -                  -                   -
   Redemption of 10%, 8%, and
       7% Preferred                                      -                 -                  -                   -
                                          -----------------  ----------------  -----------------  ------------------

(Loss) income before extraordinary
        item applicable to
        common shareholders                    ($6,419,365)      ($4,937,241)          ($62,743)            $22,814
                                          =================  ================  =================  ==================

Loss per common share before
       extraordinary item                           ($3.29)
                                          =================

Weighted average number of shares                1,950,561           530,584            365,520             190,069
                                          =================  ================  =================  ==================

                                                                          Pro Forma                  Pro Forma
                                                                         Adjustments                Adjustments
                                               Paramount                     for                     for Debt        Pro Forma
                                            Communications      Ref     Acquisitions       Ref     Restructuring     Combined
                                          -------------------- ----  -------------------- -------  ------------- ----------------
REVENUES:

       Coin calls and non-coin                     $5,675,468                          -                      -      $36,834,304
       Other                                                -                          -                      -          372,602
                                          --------------------       --------------------          ------------- ----------------

                                                    5,675,468                          -                      -       37,206,906
                                          --------------------       --------------------          ------------- ----------------
OPERATING EXPENSES:

       Line & transmission charges                  1,543,956                          -                      -       11,852,890
       Location commissions                           696,443                          -                      -        5,561,783
       Other operating expenses                             -                          -                      -        6,357,614
       Depreciation & amortization                    393,204   (4)           $3,454,508                      -       14,850,575
       Selling, general & administrative            2,407,479   (4)           (1,146,051)                     -        6,425,751
       Contractual settlements &
          restructuring charges                             -                          -                      -        2,169,503
                                          --------------------       --------------------          ------------- ----------------
                                                    5,041,082                  2,308,457                      -       47,218,116
                                          --------------------       --------------------          ------------- ----------------

          (Loss) income from operations               634,386                 (2,308,457)                     -      (10,011,210)

   Other income (expense)                             (85,231)                         -                      -         (405,505)
   Interest expense                                   (64,210)                         -   (5)      ($3,462,527)      (5,353,437)
   Interest expense - accretion of debt                     -                          -   (5)       (1,923,450)      (1,978,553)
   Interest income                                     14,800                          -                      -           35,783
                                          --------------------       --------------------          ------------- ----------------

(Loss) income before income taxes
       and extraordinary item                         499,745                 (2,308,457)            (5,385,977)     (17,712,922)

   Income taxes                                             -                          -                      -           38,100

                                          --------------------       --------------------          ------------- ----------------
(LOSS) INCOME BEFORE
       EXTRAORDINARY ITEM                            $499,745                ($2,308,457)           ($5,385,977)    ($17,751,022)
                                          ====================       ====================          ============= ================

Earnings per share calculation:

   Preferred dividend payable in cash                       -                          -   (5)          309,668                -
   Preferred dividend payable in kind                       -                          -   (5)         (653,235)        (653,235)
   Redemption of 10%, 8%, and
       7% Preferred                                         -                          -   (5)       (2,002,386)      (2,002,386)
                                          --------------------       --------------------          ------------- ----------------

(Loss) income before extraordinary
        item applicable to
        common shareholders                          $499,745                ($2,308,457)           ($7,731,930)    ($20,406,643)
                                          ====================       ====================          ============= ================

Loss per common share before
       extraordinary item                                                                                                 ($6.72)
                                                                                                                 ================

Weighted average number of shares                                                                                      3,036,734
                                                                                                                 ================








   The accompanying notes are an integral part of these financial statements.

                               page 6 of 11 pages